Exhibit 10.2

CORPORATE GUARANTY AND NEGATIVE PLEDGE AGREEMENT

Dated as of September 1, 2010

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce GE Government Finance, Inc., a Delaware corporation (herein, with its participants, successors and assigns, “Bondholder”), at its option, to provide financing to or for the account of the Development Authority of Jefferson, Georgia (“Issuer”) and SYX Distribution Inc. (“Lessee”) or to engage in any other transactions with Lessee and Issuer, the undersigned (“Guarantor”) hereby: (a) absolutely and unconditionally guarantees to Bondholder the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise in accordance with the terms of the Lease Agreement (as defined below), of any and all present and future debts, liabilities and obligations owed by Lessee or Issuer to Bondholder evidenced by or arising out of the Lease Agreement dated as of September 1, 2010 (the “Lease Agreement”) among Bondholder, Lessee and Issuer, and any and all extensions, renewals, modifications, supplements or amendments thereto or thereof and any related agreements (the “Indebtedness”), (b) absolutely and unconditionally guarantees to Bondholder the full and timely performance by Lessee of all of its obligations under the Lease Agreement and (c) so long as any Indebtedness shall remain outstanding, agrees and covenants not to sell, convey, transfer, assign, encumber, hypothecate or pledge any evidence of the controlling ownership interest in Lessee (whether direct or indirect) to any person or entity, except for the security interests granted pursuant to that certain Amended and Restated Credit Agreement dated as of October 27, 2005, among the Guarantor, the Borrowers (as defined therein), the Lenders (as defined therein) and the Administrative Agents (as defined therein), as amended.

1. No act or thing need occur to establish the liability of Guarantor hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate Guarantor hereunder or modify, reduce, limit or release the liability of Guarantor hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness. The dissolution or adjudication of bankruptcy of Guarantor shall not revoke this Corporate Guaranty and Negative Pledge Agreement (this “Agreement”).

2. Guarantor represents and warrants to Bondholder that (a) Guarantor has a direct and substantial economic interest in Lessee and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Indebtedness guaranteed hereby (this Agreement shall be effective and enforceable by Bondholder without regard to the receipt, nature or value of any such benefits); (b) Guarantor executed this Agreement without any intent to hinder, delay, or defraud any current or future creditor of Guarantor; (c) Guarantor is not insolvent and will not become insolvent as a result of the execution of this Agreement; (d) Guarantor is not engaged and is not about to engage in any business or transaction for which any property remaining with Guarantor has an unreasonably small capital or for which the remaining assets of Guarantor were unreasonably small in relation to the business of Guarantor or the transaction contemplated by this Agreement; (e) Guarantor does not intend to incur, and does not believe or reasonably should not believe that Guarantor will incur, debts beyond

Guarantor’s ability to pay such debts as they become due; (f) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (the “State”), has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement; (g) Guarantor is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary; (h) Guarantor’s U.S. Federal Tax Identification Number is 11-3262067; (i) Guarantor has been fully authorized to execute and deliver this Agreement under the terms and provisions of the resolutions of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement and this Agreement has been duly authorized, executed and delivered; (j) the officer of Guarantor executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement and such related documents under the terms and provisions of a resolution of Guarantor’s directors; (k) this Agreement constitutes a valid and legally binding obligation of Guarantor enforceable against Guarantor in accordance with its respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors’ rights; and (l) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Guarantor or of any restriction or of any agreement or instrument to which Guarantor is now a party and does not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Guarantor contrary to the terms of any instrument or agreement to which Guarantor is a party or by which it is bound.

3. If Guarantor shall be or become bankrupt or insolvent (however defined), then Bondholder shall have the right to declare immediately due and payable, and Guarantor shall forthwith pay to Bondholder, the full amount of all Indebtedness whether due and payable or unmatured. If Guarantor voluntarily commences or there is commenced involuntarily against Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

4. Guarantor shall not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to Guarantor as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor.

5. Guarantor shall pay or reimburse Bondholder for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Bondholder in connection with the protection, defense or enforcement of this Agreement in any litigation or bankruptcy or insolvency proceedings.

6. Bondholder shall not be obligated by reason of its acceptance of this Agreement to engage in any transactions with or for Lessee or Issuer. Whether or not any existing relationship between Guarantor and Lessee has been changed or ended, Bondholder may enter into transactions resulting in the creation or continuance of Indebtedness and may otherwise agree, consent to, or suffer the creation or continuance of any Indebtedness, without any consent or approval by Guarantor and without any prior or subsequent notice to Guarantor. The liability of Guarantor shall not be affected or impaired by any of the following acts or things (which Bondholder is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Agreement, without consent or approval by or notice to Guarantor): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (b) one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (c) any waiver or indulgence granted to Lessee or Issuer, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Lessee, Issuer or any other guarantor or other person liable in respect of any Indebtedness; (e) any release, surrender, cancellation or other discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any Indebtedness or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon Indebtedness; (j) any election by Bondholder under Section 1111(b) of the United States Bankruptcy Code. Guarantor waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

7. Guarantor waives any and all defenses, claims, setoffs, and discharges of Lessee or Issuer, or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Guarantor shall not assert, plead or enforce against Bondholder any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Lessee or Issuer or any other person liable in respect of any Indebtedness, or any setoff available against Bondholder to Lessee or Issuer or any other such person, whether or not on account of a related transaction. Guarantor expressly agrees that Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Lessee or Issuer or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Lessee or Issuer or any of their respective assets. Guarantor shall not assert, plead or enforce against Bondholder any claim, defense or setoff available to Guarantor against Lessee or Issuer.

8. Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. Bondholder shall not be required first to resort for payment of the Indebtedness to Lessee or Issuer or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Agreement.

9. If any payment applied by Bondholder to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Lessee or Issuer or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such Indebtedness as fully as if such application had never been made.

10. The liability of Guarantor under this Agreement is in addition to and shall be cumulative with all other liabilities of Guarantor to Bondholder as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Indebtedness or obligation of Lessee or Issuer, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

11. Guarantor will deliver, or cause to be delivered, to Bondholder each of the following, which shall be in form and detail acceptable to Bondholder:

(a) as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, audited consolidated financial statements of Guarantor with the unqualified opinion of independent certified public accountants selected by Guarantor and acceptable to Bondholder, which annual financial statements shall include the consolidated balance sheet of Guarantor as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of Guarantor for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default under the Lease Agreement; and (ii) a certificate of the chief financial officer of Guarantor in the form of Exhibit G to the Lease Agreement stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default under the Lease Agreement and, if so, stating in reasonable detail the facts with respect thereto;

(b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Guarantor, an unaudited/internal balance sheet and statements of income and retained earnings of Guarantor as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP and certified by the chief financial officer of Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer in the form of Exhibit G to the Lease Agreement stating (i) that such financial statements have been prepared in accordance with GAAP, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default under the Lease Agreement not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Guarantor shall have sent to its shareholders or members, as applicable;

(d) promptly upon knowledge thereof, notice of any violation by Lessee or Guarantor of any law, rule or regulation; and

(e) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Lessee or Guarantor.

12.So long as any of the Indebtedness remains outstanding, Guarantor shall not:

(a) consolidate with or merge into any person, or permit any other person to merge into it or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person;

(b) permit or consent to any material change in accounting principles (other than as required by generally accepted accounting principles applied on a consistent basis) or adopt, permit or consent to any change in its fiscal year; or

(c) sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or any interest therein (whether in one transaction or in a series of transactions); provided, however, a sale, lease, assignment, transfer or other disposition of a substantial part of Guarantor’s assets (a “Transfer”) shall be permitted if each of the following conditions is satisfied:

(i) no event of default under the Lease Agreement has occurred and is continuing or would result from such Transfer;

(ii) after giving effect to such Transfer, Guarantor’s ratio of Debt (as defined below) to Tangible Net Worth (as defined below) will be not greater than 2.50 to 1.00. “Debt” shall mean (A) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (B) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Guarantor, whether or not the indebtedness secured thereby shall have been assumed, and (C) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Guarantor and other contingent obligations of Guarantor in respect of, or to purchase or otherwise acquire, indebtedness of others. “Tangible Net Worth” means the excess of:

(I) the tangible assets of Guarantor, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

(II) all Debt of Guarantor;

provided, however, that (v) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (x) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Guarantor or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (y) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (z) any write-up in the book value of any assets shall not be taken into account;

(iii) after giving effect to such Transfer, Guarantor’s [pro forma] Fixed Charge Coverage Ratio (as defined below) will be not less than 1.25 to 1.00. “Fixed Charge Coverage Ratio” means the ratio of (A) Guarantor’s earnings before interest, taxes, depreciation and amortization less dividends, distributions, cash capital expenditures to (B) Guarantor’s current maturities of long term debt plus interest expense; and

(iv) after giving effect to such Transfer, Guarantor’s Tangible Net Worth will be not less than $200,000,000.

13.This Agreement shall be effective upon delivery to Bondholder, without further act, condition or acceptance by Bondholder, shall be binding upon Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of Bondholder and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and application hereof, and to this end the provisions of this Agreement are declared to be severable. This Agreement may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by Guarantor and Bondholder. This Agreement shall be governed by the laws of the State of Georgia. Guarantor waives notice of Bondholder’s acceptance hereof and waives the right to trial by jury in any action based on or pertaining to this Agreement.

IN WITNESS WHEREOF, this Corporate Guaranty and Negative Pledge Agreement has been executed by Guarantor as of the day and year first above written.

SYSTEMAX INC.

/s/ Lawrence P. Reinhold
Lawrence P. Reinhold
Executive Vice President

STATE OF NEW YORK

COUNTY OF NASSAU

The foregoing instrument was acknowledged before me this 17th day of September, 2010, by Lawrence P. Reinhold, as Executive Vice President of Systemax Inc.

/s/ Donna E. Gehnrich
Donna E Gehnrich
Notary Public, State of New York
No. 020E6060086
Qualified in Nassau County
Commission Expires 6/11/11